                                                                   EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)



                                                                 Three months ended        Nine months ended
                                                                    September 30,             September 30,
                                                                ---------------------    ----------------------
                                                                  1999         1998        1999         1998
                                                                --------     --------    --------     --------
Basic

   Average shares outstanding ..............................      18,993       18,358      18,907       17,370
                                                                ========     ========    ========     ========

   Net income (loss) .......................................    $(20,354)    $  3,238    $(14,084)    $  8,129
                                                                ========     ========    ========     ========

   Per share amount ........................................    $  (1.07)    $    .18    $   (.74)    $    .47
                                                                ========     ========    ========     ========


Diluted

   Average shares outstanding ..............................      18,993       18,358      18,907       17,370

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price ..         898        1,996       1,302        2,003
                                                                --------     --------    --------     --------

   Total ...................................................      19,891       20,354      20,209       19,373
                                                                ========     ========    ========     ========

   Net income (loss) .......................................    $(20,354)    $  3,238    $(14,084)    $  8,129
                                                                ========     ========    ========     ========

   Per share amount ........................................    $  (1.07)    $    .16    $   (.74)    $    .42
                                                                ========     ========    ========     ========